Exhibit 23(a)

                  CONSENT OF KPMG PEAT MARWICK

BOARD OF DIRECTORS
BANCFLORIDA FINANCIAL CORPORATION

  We consent to the incorporation by reference in the Registration Statement on Form S-3 of BancFlorida Financial Corporation and in the Prospectus/Proxy Statement attached to the Prospectus as Appendix I of our report on the consolidated financial statements included in the 1993 Annual Report to Stockholders which is incorporated by reference in the 1993 Form 10-K of BancFlorida Financial Corporation and to the reference to our firm under the heading "Experts" in the Prospectus and in the Prospectus/Proxy Statement attached to the Prospectus as Appendix I.



                                            KPMG PEAT MARWICK


Tampa, Florida
May 3, 1994